UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2012

ALLEGHANY CORPORATION

Delaware	1-9371	51-0283071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square Tower, New York, New York 10036

(Address of principal executive offices) (Zip Code)

(212) 752-1356

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 2, 2012, Alleghany Corporation (“Alleghany”) and Transatlantic Holdings, Inc. (“Transatlantic”) issued a joint press release announcing the final results of elections made by Transatlantic stockholders for the form of merger consideration to be received in the merger of Transatlantic with and into Shoreline Merger Sub, Inc., Alleghany’s wholly owned subsidiary.

The press release also announced that although Alleghany and Transatlantic have received substantially all necessary approvals needed to close the transaction, including those of the New York Department of Financial Services and Lloyds of London, the parties are awaiting the approval of the proposed merger from the Swiss Financial Market Supervisory Authority (“FINMA”), which approval is needed to complete the transaction. Alleghany and Transatlantic expect to receive approval from FINMA, however such approval may not be received prior to the previously announced expected closing date of March 6, 2012, in which case the closing date will not occur until the time such approval is received.

The foregoing description is qualified in its entirety by reference to the press release, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Document Designation

99.1	Press Release, dated March 2, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2012

ALLEGHANY CORPORATION

	By:	/s/ Christopher K. Dalrymple
	Name:	Christopher K. Dalrymple
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated March 2, 2012.